Prudential Sector Funds, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         					   January 21, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                              Re: Prudential Sector Funds, Inc. (the Company)
                                     File No. 811-03175


Ladies and Gentlemen:

         Enclosed please find the following items: (1) the Annual Report on Form N-SAR for Prudential Sector Funds, Inc. for the fiscal year ended November 30, 2002, (2) certifications of the Company?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR system.



                                                             Very truly yours,



                                                           /s/ Maria G. Master
                                                               Maria G. Master
                                                               Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 21st day of January 2003.







Prudential Sector Funds, Inc.





Witness:/s/ Maria G. Master			        By:/s/ Grace C. Torres
            Maria G. Master	  	      		       Grace C. Torres
            Secretary		      			       Treasurer





























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